Exhibit 99.2

LAKESIDE BANCSHARES, INC. AND SUBSIDIARY

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2026 AND 2025

LAKESIDE BANCSHARES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	(Unaudited)
	March 31,	December 31,
(Dollars in thousands, except per share and share data)	2026	2025
ASSETS
Non-interest-bearing cash	$3,023	$2,397
Interest-bearing cash and due from banks	9,532	3,982
Total cash and cash equivalents	12,555	6,379
Investment securities:
Securities available-for-sale, at fair value (amortized cost of $79,733 and $88,406, respectively)	78,999	88,412
Securities held-to-maturity (fair value of $41,053 and $41,058, respectively)	42,902	42,904
Loans receivable, net of unearned income	229,804	236,288
Allowance for credit losses	(2,799)	(2,631)
Loans receivable, net	227,005	233,657
Accrued interest receivable	1,851	2,137
Foreclosed assets	-	-
Premises and equipment, net	6,468	6,549
Stock in correspondent banks, at cost	3,110	3,072
Bank-owned life insurance	2,272	2,254
Other assets	529	380
TOTAL ASSETS	$375,691	$385,744

LIABILITIES
Deposits
Non-interest-bearing	$50,688	$49,382
Interest-bearing	226,915	238,163
Total deposits	277,603	287,545
Borrowings	60,000	60,000
Other liabilities	2,057	2,136
TOTAL LIABILITIES	339,660	349,681

SHAREHOLDERS' EQUITY
Common stock, $1.00 par value - 10,000,000 shares authorized; 2,098,133 issued and outstanding, respectively	2,098	2,098
Additional paid-in capital	30,341	30,341
Retained earnings	4,182	3,630
Accumulated other comprehensive loss	(590)	(6)
TOTAL SHAREHOLDERS' EQUITY	36,031	36,063
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$375,691	$385,744

The accompanying Notes are an integral part of these consolidated financial statements.

LAKESIDE BANCSHARES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended March 31,
(Dollars in thousands, except per share data)	2026	2025
INTEREST INCOME
Loans receivable, including fees	$3,453	$3,395
Investment securities	1,092	371
Cash and due from banks	39	278
Other earning assets	38	44
Total interest income	4,622	4,088
INTEREST EXPENSE
Deposits	1,375	1,236
Borrowings	689	666
Total interest expense	2,064	1,902
Net interest income	2,558	2,186
Provision for credit losses	180	389
Net interest income after provision for credit losses	2,378	1,797
NON-INTEREST INCOME
Service charges on deposit accounts	166	156
Bank-owned life insurance	18	18
Loss on sale of investment securities	(2)	-
Gain on sale of loans	-	344
Gain on sale of fixed assets	-	293
Other	139	132
Total non-interest income	321	943
NON-INTEREST EXPENSE
Salaries and employee benefits	1,004	1,308
Occupancy and equipment	176	187
Data processing and communication	249	231
Professional fees	154	147
Foreclosed assets, net	-	-
Advertising and marketing	105	121
Regulatory fees and assessments	85	63
Other	195	161
Total non-interest expense	1,968	2,218
Income before income tax expense	731	522
Income tax expense	179	126
NET INCOME	$552	$396

Earnings per share - basic	$0.26	$0.19

The accompanying Notes are an integral part of these consolidated financial statements.

LAKESIDE BANCSHARES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(Unaudited)

	Three Months Ended March 31,
(Dollars in thousands)	2026	2025
Net income	$552	$396
Net change in unrealized (losses) gains on available-for-sale securities	(740)	132
Income tax effect	156	(25)
Total other comprehensive (loss) income	(584)	107
Total comprehensive (loss) income	$(32)	$503

The accompanying Notes are an integral part of these consolidated financial statements.

LAKESIDE BANCSHARES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

(Unaudited)

		Three Months Ended March 31, 2026 and 2025
	Common Stock				Accumulated
(Dollars in thousands, except share data)	Shares	Amount	Additional Paid-in Capital	Retained Earnings	Other Comprehensive Loss	Total
BALANCE, DECEMBER 31, 2025	2,098,133	$2,098	$30,341	$3,630	$(6)	$36,063
Net income	-	-	-	552	-	552
Other comprehensive loss	-	-	-	-	(584)	(584)
BALANCE, MARCH 31, 2026	2,098,133	$2,098	$30,341	$4,182	$(590)	$36,031

BALANCE, DECEMBER 31, 2024	2,098,133	$2,098	$29,141	$2,954	$(215)	$33,978
Net income	-	-	-	396	-	396
Other comprehensive income	-	-	-	-	107	107
Release of retained earnings	-	-	1,200	(1,200)	-	-
BALANCE, MARCH 31, 2025	2,098,133	$2,098	$30,341	$2,150	$(108)	$34,481

The accompanying Notes are an integral part of these consolidated financial statements.

LAKESIDE BANCSHARES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended March 31,
(Dollars in thousands)	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$552	$396
Adjustments to reconcile net income to net cash provided by operating activities:
Investment securities amortization, net	63	3
Stock dividends from correspondent banks	(37)	(41)
Provision for credit losses	180	389
Increase in cash surrender value of bank-owned life insurance	(18)	(18)
Loss on sales of investment securities	2	-
Gain on sale of loans	-	(344)
Gain on sale of fixed assets	-	(293)
Depreciation of premises and equipment	82	100
Decrease (increase) in other assets	291	(81)
(Decrease) increase in other liabilities	(78)	620
Net cash provided by operating activities	1,037	731
CASH FLOWS FROM INVESTING ACTIVITIES
Activity in available-for-sale securities:
Proceeds from maturities, calls, and paydowns	5,605	2,026
Proceeds from sales	3,005	-
Purchases	-	(7,015)
Activity in held-to-maturity securities:
Proceeds from maturities, calls, and paydowns	-	6,006
Purchases	-	(1,155)
Net decrease in loans	6,472	4,134
Purchases of premises and equipment	(1)	(3)
Proceeds from sale of premises and equipment	-	871
Net cash provided by investing activities	15,081	4,864
CASH FLOWS FROM FINANCING ACTIVITIES
Net decrease in deposits	(9,942)	(4,920)
Repayments of borrowings from Federal Home Loan Bank of Dallas	-	(23)
Net cash used in financing activities	(9,942)	(4,943)
NET CHANGE IN CASH AND CASH EQUIVALENTS	6,176	652
CASH AND CASH EQUIVALENTS, beginning of period	6,379	34,557
CASH AND CASH EQUIVALENTS, end of period	$12,555	$35,209

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING ACTIVITIES
Acquisition of real estate in settlement of loans	$-	$-

SUPPLEMENTAL SCHEDULE OF INTEREST PAID
Cash paid for interest	$2,476	$1,779
Cash paid for income taxes	353	312

The accompanying Notes are an integral part of these consolidated financial statements.

LAKESIDE BANCSHARES, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Lakeside Bancshares, Inc.’s subsidiary, Lakeside Bank (the “Bank” and together with Lakeside Bancshares, Inc., the “Company”) operated under a state bank charter and provided full banking service, excluding trust services. The Bank began operations on July 10, 2010.  The Bank offered a broad range of traditional and online banking services to commercial, small business and retail customers, providing a variety of transaction and savings deposit products, secured and unsecured loan products (including revolving credit facilities), and letters of credit and similar financial guarantees. The Bank’s primary deposit products were demand deposits, savings deposits, and certificates of deposits, and its primary lending products were commercial, business, real estate, and consumer loans. The primary area served by the Bank was Southwest Louisiana. In February 2018, Lakeside Bancshares, Inc. was formed for the purpose of becoming the holding company of the Bank through a share exchange.

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“GAAP”). The accompanying unaudited consolidated interim financial statements were prepared in accordance with Regulation S-X and do not include information or footnotes necessary for a complete presentation of financial condition, results of operations, comprehensive income, changes in equity and cash flows in conformity with GAAP. In the opinion of management, all adjustments (consisting of normal recurring adjustments) necessary for a fair statement of the results for the interim periods presented have been included. The results of operations for the interim periods presented are not necessarily indicative of the results which may be expected for the entire fiscal year. These statements should be read in conjunction with the audited consolidated financial statements of the Company and notes thereto as of December 31, 2025 and 2024, and for each of the fiscal years ended December 31, 2025 and 2024.

Certain amounts reported in prior periods may have been reclassified to conform to the current period presentation. Such reclassifications had no effect on previously reported equity or net income.

Use of Estimates

Certain estimates involve significant judgments and uncertainties and could reflect materially different results under different assumptions and conditions. Methodologies the Company uses when developing estimates are included in its audited consolidated financial statements for the year ended December 31, 2025. The accounting policy for the allowance for credit losses is the policy that management believes involves the most significant estimate to aid in fully understanding and evaluating financial results.

There were no material changes from the significant accounting policies or estimates previously disclosed in the Company’s audited consolidated financial statements for the year ended December 31, 2025. In preparing the financial statements, the Company is required to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. The consolidated financial statements reflect all adjustments that are, in the opinion of management, necessary for a fair statement of the Company’s financial condition, results of operations, comprehensive income, changes in equity and cash flows for the interim periods presented. These adjustments are of a normal recurring nature and include appropriate estimated provisions.

NOTE 2. EARNINGS PER SHARE

Earnings per common share was computed based on the following:

	Three Months Ended March 31,
(In thousands, except per share data)	2026	2025
Numerator
Net income available to common shareholders	$552	$396

Denominator
Weighted average common shares outstanding	2,098	2,098

Basic earnings per common share	$0.26	$0.19

The Company has no convertible securities or other contracts to issue common stock outstanding that if converted or exercised would result in potential dilution of earnings per share.

NOTE 3. INVESTMENT SECURITIES

Investment securities have been classified according to management’s intent. The amortized cost of securities and their approximate fair values are as follows:

	March 31, 2026
(Dollars in thousands)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Securities available-for-sale
U.S. Government and agency obligations	$77,157	$2	$(707)	$76,452
Municipal obligations	1,573	-	(31)	1,542
Mortgage-backed securities	3	-	-	3
Corporate bonds	1,000	2	-	1,002
Total available-for-sale	$79,733	$4	$(738)	$78,999
Securities held-to-maturity
U.S. Government and agency obligations	$40,996	$-	$(1,759)	$39,237
Municipal obligations	926	-	(108)	818
Corporate bonds	1,000	-	(2)	998
Total held-to-maturity	$42,922	$-	$(1,869)	$41,053

There were no securities transferred between classifications during the three months ended March 31, 2026.

Accrued interest receivable on the Company’s investment securities totaled $1.1 million and $1.3 million at March 31, 2026 and December 31, 2025, respectively.

Investment securities with a carrying amount of $60.7 million were pledged to secure public deposits as required or permitted by law at March 31, 2026.

The following is a summary of maturities of securities available-for-sale and held-to-maturity at March 31, 2026:

	March 31, 2026
	Available-for-Sale		Held-to-Maturity
(Dollars in thousands)	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Amounts maturing in:
One year or less	$-	$-	$10,501	$10,376
After one through five years	11,584	11,456	30,710	29,073
After five through ten years	68,146	67,540	1,711	1,604
After ten years	-	-	-	-
Subtotal	79,730	78,996	42,922	41,053
Mortgage-backed securities	3	3	-	-
Total	$79,733	$78,999	$42,922	$41,053

Securities, other than mortgage-backed securities, are classified according to their contractual maturities without consideration of principal amortization, potential prepayments, or call options. The expected maturities may differ from contractual maturities because of the exercise of call options and potential paydowns. Accordingly, actual maturities may differ from contractual maturities.

Information pertaining to securities with gross unrealized losses at March 31, 2026 aggregated by investment category and length of time that individual securities have been in a continuous loss position, follows:

	March 31, 2026
	Less than 12 Months		12 Months or Greater		Total
(Dollars in thousands)	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
Securities available-for-sale
U.S. Government and agency obligations	$72,985	$(672)	$1,965	$(35)	$74,950	$(707)
Municipal obligations	1,542	(31)	-	-	1,542	(31)
Mortgage-backed securities	-	-	3	-	3	-
Corporate bonds	-	-	-	-	-	-
Total available-for-sale	$74,527	$(703)	$1,968	$(35)	$76,495	$(738)
Securities held-to-maturity
U.S. Government and agency obligations	$-	$-	$39,237	$(1,759)	$39,237	$(1,759)
Municipal obligations	-	-	662	(108)	662	(108)
Corporate bonds	998	(2)	-	-	998	(2)
Total held-to-maturity	$998	$(2)	$39,899	$(1,867)	$40,897	$(1,869)
Total	$75,525	$(705)	$41,867	$(1,902)	$117,392	$(2,607)

At March 31, 2026, the Company held 93 securities with an unrealized loss. The total securities portfolio included 96 securities. The unrealized losses on investment securities relate principally to noncredit related factors, including changes in current interest rates for similar types of securities. The Company did not intend to sell these securities, and it was more likely than not that the Company would not be required to sell the securities before recovery of their amortized cost basis. Based on management’s evaluation of the securities portfolio, the Company determined the allowance for credit losses for held-to-maturity securities to be $20,000 at March 31, 2026.

NOTE 4.  LOANS RECEIVABLE AND ALLOWANCE FOR CREDIT LOSSES

Loans receivable at March 31, 2026 and December 31, 2025 are summarized as follows:

	March 31,	December 31,
(Dollars in thousands)	2026	2025
Real estate loans
One- to four-family residential	$45,954	$45,715
Commercial real estate	126,756	131,122
Construction and land	14,181	15,258
Multi-family residential	18,875	18,292
Total real estate loans	205,766	210,387
Other loans
Commercial and industrial	19,749	21,246
Consumer	4,289	4,655
Total other loans	24,038	25,901
Total loans	229,804	236,288
Less: Allowance for credit losses	(2,799)	(2,631)
Net loans	$227,005	$233,657

In comparison to the Company’s audited consolidated financial statements as of December 31, 2025, the following reclassifications were made to balances as of December 31, 2025 to conform to the current period presentation: multi-family loans are presented separately from one- to four-family residential loans; $224,000 of loans secured by farmland are reported with construction and land loans; and consumer loans are reported separately from loans secured by farmland.

At March 31, 2026 and December 31, 2025, real estate loans totaling $106.6 million and $101.5 million, respectively, were pledged as collateral to the Federal Home Loan Bank of Dallas for borrowings under a blanket lien agreement.

Accrued interest receivable on the Company’s loans totaled $764,000 and $775,000 at March 31, 2026 and December 31, 2025, respectively.

The following describes the general risk characteristics of each segment of the loan portfolio disclosed in this note:

One- to four-family residential – This category primarily consists of loans secured by residential real estate located in market. The performance of these loans may be adversely affected by, among other factors, unemployment rates, local residential real estate market conditions and the interest rate environment. Generally, these loans were underwritten with a term of one to five years but may be underwritten with terms up to 30 years.

Commercial real estate – This category generally consists of loans secured by retail and industrial use buildings, hotels, strip shopping centers and other properties used for commercial purposes. The performance of these loans may be adversely affected by, among other factors, conditions specific to the relevant industry, the real estate market for the property type and geographic region where the property or borrower is located.

Construction and land – This category consists of loans to finance the ground-up construction and/or improvement of residential and commercial properties and loans secured by land. The performance of these loans is generally dependent upon the successful completion of improvements and/or land development for the end user, the sale of the property to a third party, or a secondary source of cash flow from the owners. The successful completion of planned improvements and development may be adversely affected by changes in the estimated property value upon completion of construction, projected costs and other conditions leading to project delays.

Multi-family residential – This category consists of loans secured by apartment or residential buildings with five or more units used to accommodate households on a temporary or permanent basis. The performance of multi-family loans is generally dependent on the receipt of rental income from the tenants who occupy the subject property. The occupancy rate of the subject property and the ability of the tenants to pay rent may be adversely affected by the location of the subject property and local economic conditions.

Commercial and industrial – This category primarily consists of secured and unsecured loans to small and mid-sized businesses to fund operations or purchase non-real estate assets. Secured loans are primarily secured by accounts receivable, inventory, equipment and certain other business assets. The performance of these loans may be adversely affected by, among other factors, conditions specific to the relevant industry, fluctuations in the value of the collateral and individual performance factors related to the borrower.

Consumer – This category consists of loans to individuals for household, family and other personal use. The performance of these loans may be adversely affected by national and local economic conditions, unemployment rates and other factors affecting the borrower’s income available to service the debt.

The following tables outline the changes in the allowance for credit losses for the three months ended March 31, 2026.

	For the Three Months Ended March 31, 2026
(Dollars in thousands)	Beginning Balance	Provision (Reversal)	Charge-offs	Recoveries	Ending Balance
Allowance for credit losses
One- to four-family residential	$518	$36	$-	$-	$554
Commercial real estate	564	100	-	-	664
Construction and land	837	11	(1)	-	847
Multi-family residential	207	15	-	-	222
Commercial and industrial	480	15	(4)	-	491
Consumer	25	3	(9)	2	21
Total for loans	$2,631	$180	$(14)	$2	$2,799
Unfunded lending commitments	100	-	-	-	100
Total	$2,731	$180	$(14)	$2	$2,899

(1)	The allowance for credit losses on unfunded lending commitments is recorded within “other liabilities” on the statement of financial condition. The related provision for credit losses for unfunded lending commitments is recorded with the provision for credit losses on the income statement.

The following tables outline the allowance for credit losses and the balance of loans by method of loss evaluation at March 31, 2026.

	March 31, 2026
(Dollars in thousands)	Individually Evaluated	Collectively Evaluated	Total
Allowance for credit losses
One- to four-family residential	$-	$554	$554
Commercial real estate	150	514	664
Construction and land	-	847	847
Multi-family residential	-	222	222
Commercial and industrial	32	459	491
Consumer	-	21	21
Total	$182	$2,617	$2,799
Loans
One- to four-family residential	$-	$45,954	$45,954
Commercial real estate	2,069	124,687	126,756
Construction and land	-	14,181	14,181
Multi-family residential	-	18,875	18,875
Commercial and industrial	32	19,717	19,749
Consumer	-	4,289	4,289
Total	$2,101	$227,703	$229,804

At March 31, 2026, the commercial real estate loan balance individually evaluated for credit losses reflects the book balance of a purchased, commercial real estate loan participation. The Company filed suit against the lead bank for losses due to alleged negligence as trustee. The estimate of expected losses on this loan was the primary driver for the provision for credit losses during the three months ended March 31, 2026.

A summary of current and past due loans as of March 31, 2026 follows:

	As of March 31, 2026
(Dollars in thousands)	Past Due 30-59 Days	Past Due 60-89 Days	Past Due 90 Days or Greater	Total Past Due	Current	Total Loans
One- to four-family residential	$678	$-	$-	$678	$45,276	$45,954
Commercial real estate	318	-	2,069	2,387	124,369	126,756
Construction and land	73	-	-	73	14,108	14,181
Multi-family residential	-	-	-	-	18,875	18,875
Commercial and industrial	390	-	297	687	19,062	19,749
Consumer	100	-	-	100	4,189	4,289
Total	$1,559	$-	$2,366	$3,925	$225,879	$229,804

Loans are considered past due if the required principal and interest payments have not been received as of the date such payments were due based on contractual terms of the loan.

A summary of total non-accrual loans and accruing loans 90 days or more past due as of March 31, 2026 follows:

	March 31, 2026
	Non-accrual loans
(Dollars in thousands)	With Allowance for Credit Loss	Without Allowance for Credit Loss	Total Non-accrual Loans	Accruing loans 90 days or more past due	Total
One- to four-family residential	$-	$-	$-	$-	$-
Commercial real estate	2,069	-	2,069	-	2,069
Construction and land	-	-	-	-	-
Multi-family residential	-	-	-	-	-
Commercial and industrial	-	-	-	297	297
Consumer	-	-	-	-	-
Total	$2,069	$-	$2,069	$297	$2,366

The Company was not committed to lend any additional funds on non-accrual loans at March 31, 2026. The Company does not recognize interest income while loans are on non-accrual status. All payments received while on non-accrual status are applied against the principal balance of non-accrual loans.

At March 31, 2026 and December 31, 2025, the Company had no outstanding loans for which formal foreclosure proceedings were in process.

Occasionally loans are modified to assist borrowers experiencing financial difficulty. We consider modifications such as term extensions, principal forgiveness, payment delays or alternate payment schedules, and alternate interest rate terms. At March 31, 2026 and December 31, 2025, there were no loans with modifications for borrowers experiencing financial difficulty.

During the three months ended March 31, 2026, the Company did not grant any loan modifications to borrowers experiencing financial difficulty that resulted in a more than minor change in the timing or amount of contractual cash flows.

Loans are categorized by credit quality indicators based on relevant information about the ability of borrowers to service their debt, such as current financial information, historical payment experience, credit documentation, public information, and current economic trends, among other factors. Credit quality classifications follow regulatory guidelines and are described in the footnotes to the Company’s audited consolidated financial statements as of December 31, 2025.

The following tables present the Company’s loan portfolio by credit quality classification as of March 31, 2026 and December 31, 2025.

	March 31, 2026
(Dollars in thousands)	Pass	Special Mention	Substandard	Doubtful	Total
One- to four-family residential	$42,987	$130	$2,837	$-	$45,954
Commercial real estate	124,063	624	-	2,069	126,756
Construction and land	12,665	1,516	-	-	14,181
Multi-family residential	18,875	-	-	-	18,875
Commercial and industrial	19,490	227	32	-	19,749
Consumer	4,241	-	48	-	4,289
Total	$222,321	$2,497	$2,917	$2,069	$229,804

	December 31, 2025
(Dollars in thousands)	Pass	Special Mention	Substandard	Doubtful	Total
One- to four-family residential	$42,387	$487	$2,841	$-	$45,715
Commercial real estate	129,056	-	2,066	-	131,122
Construction and land	15,258	-	-	-	15,258
Multi-family residential	18,292	-	-	-	18,292
Commercial and industrial	21,209	-	37	-	21,246
Consumer	4,655	-	-	-	4,655
Total	$230,857	$487	$4,944	$-	$236,288

In comparison to the Company’s audited consolidated financial statements as of December 31, 2025, the following reclassifications were made to balances as of December 31, 2025 to conform to the current period presentation: “pass watch” loans are reported as “pass”; “first mortgage loans” are segmented into one- to four family residential, commercial real estate, construction and land and multi-family loans; $224,000 of loans secured by farmland are reported with construction and land loans; and consumer loans are reported separately from loans secured by farmland.

NOTE 5. FAIR VALUE MEASUREMENTS

In accordance with fair value guidance, the Company groups its financial assets and financial liabilities generally measured at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value.

Level 1 — Valuation is based on quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date. Level 1 assets and liabilities generally include debt and equity securities that are traded in an active exchange market. Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities.

Level 2 — Valuation is based on inputs other than quoted prices included with Level 1 that are observable for the asset or liability, either directly or indirectly. The valuation may be based on quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term for the asset or liability.

Level 3 — Valuation is based on unobservable income inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which determination of fair value requires significant management judgment or estimation.

Fair value is an exit price, representing the amount that would be received to sell an asset or to transfer a liability in an orderly transaction between market participants. Fair value measurements are not adjusted for transaction costs. A fair value hierarchy is used that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quotes priced in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).

Fair values of assets and liabilities measured on a recurring basis at March 31, 2026 follows:

	Fair Value Measurements at Reporting Date Using
(Dollars in thousands)	Fair Value	Level 1	Level 2	Level 3
March 31, 2026
Securities available-for-sale:
U.S. Government and agency obligations	$76,452	$-	$76,452	$-
Municipal obligations	1,542	-	1,542	-
Mortgage-backed securities	3	-	3	-
Corporate bonds	1,002	-	1,002	-
Total	$78,999	$-	$78,999	$-

Fair values of assets and liabilities measured on a nonrecurring basis at March 31, 2026 follows:

	Fair Value Measurements at Reporting Date Using
(Dollars in thousands)	Fair Value	Level 1	Level 2	Level 3
March 31, 2026
Loans individually evaluated for credit losses	$1,919	$-	$-	$1,919
Total	$1,919	$-	$-	$1,919

At March 31, 2026, the individually evaluated loans with a recorded investment of $2.1 million, were written down to fair value by a charge to the allowance for credit losses.

The following methods and assumptions were used to estimate the fair value of each class of financial instruments of which it is practicable to estimate that value. The derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instruments. Certain financial instruments and all nonfinancial instruments are excluded from the disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

Cash and cash equivalents - The carrying amounts reported in the statements of financial condition for cash and cash equivalents approximate th+4ose assets’ fair values and are classified within Level 1 of the fair value hierarchy.

Investment securities - The fair market values of investments securities are based on a combination of observed market prices for identical or similar instruments and various matrix pricing programs. The fair market values of investment securities are classified within Level 2 of the fair value hierarchy.

Loans receivable, net – The fair value of loans are generally determined by discounting scheduled cash flows using discount rates determined with reference to current market rates at which similar loans would be made. Loans receivable are classified within Level 3 of the fair value hierarchy.

Bank-owned life insurance - The cash surrender value of bank-owned life insurance approximates its fair value and is classified within Level 2 of the fair value hierarchy.

Non-maturity deposit liabilities - The fair value of deposits with no stated maturity, such as non-interest-bearing and interest-bearing demand deposits, NOW, money market, and savings accounts, is equal to the amount payable on demand at the reporting date. These non-maturity deposit liabilities are classified within Level 1 of the fair value hierarchy.

Certificates of deposit – Fair values are estimated by discounting scheduled cash flows using the rates currently offered for deposits of similar remaining maturities. Certificates of deposit are classified within Level 2 of the fair value hierarchy.

Borrowings – The fair value is estimated by discounting the future contractual cash flows using current market rates at which debt with similar terms could be obtained. Borrowings are classified within Level 2 of the fair value hierarchy.

Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company’s entire holdings of a particular financial instrument. Because no market exists for a significant portion of the Company’s financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

Fair value estimates are based on existing on and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business or the value of assets and liabilities that are not considered financial instruments.

The estimated fair values of the Company’s financial instruments as of March 31, 2026 are as follows:

	March 31, 2026
(Dollars in thousands)	Carrying Amount	Fair Value	Level 1	Level 2	Level 3
Financial Assets:
Cash and cash equivalents	$12,555	$12,555	$12,555	$-	$-
Investment securities:
Available-for-sale	78,999	78,999	-	78,999	-
Held-to-maturity	42,902	41,053	-	41,053	-
Loans receivable, net	227,005	223,561	-	-	223,561
Bank-owned life insurance	2,272	2,272	-	2,272	-
Financial Liabilities:
Deposits	277,603	277,869	166,846	111,023	-
Borrowings	60,000	60,199	-	60,199	-

The carrying amounts in the preceding tables are included in the statement of financial condition under the applicable captions. It is not practical to estimate the fair value of stock in correspondent banks because the equity securities are not marketable. The carrying amount of investments without readily determinable fair value are reported in the statements of financial condition at historical cost.

NOTE 6. SUBSEQUENT EVENT

As reported on the Form 8-K filed on July 14, 2026 by Catalyst Bancorp, Inc., Lakeside Bancshares, Inc. and Lakeside Bank merged with and into Catalyst Bancorp, Inc. and Catalyst Bank, respectively, with Catalyst Bancorp, Inc. and Catalyst Bank surviving.  The acquisition was completed on July 14, 2026 in accordance with the previously announced Agreement and Plan of Share Exchange and Merger, dated April 7, 2026, by and among Catalyst Bancorp, Inc., Catalyst Bank, Lakeside Bancshares, Inc. and Lakeside Bank.

Effective July 14, 2026, Catalyst Bancorp, Inc. acquired 100% of the outstanding shares of Lakeside Bancshares, Inc. in exchange for $19.58 per share in cash, or $41.1 million in aggregate.